Exhibit 10.3
THIRD AMENDMENT TO THE
FIRST COMMONWEALTH FINANCIAL CORPORATION
NON-QUALIFIED DEFERRED COMPENSATION PLAN

This Amendment is made to the First Commonwealth Financial Corporation Non-Qualified Deferred Compensation Plan, as amended and restated effective December 18, 2017. This Amendment is effective as of January 1, 2022, by First Commonwealth Financial Corporation (the “Company”).

BACKGROUND

A.    The Company previously adopted and currently maintains the First Commonwealth Financial Corporation Non-Qualified Deferred Compensation Plan, as amended and restated effective December 18, 2017, and as further amended from time to time (the “Plan”).

B.    The Company desires to amend the Plan to allow participants to elect (i) to receive payment of non-elective contributions at the later of attainment of either age 55 or age 62, but in no event earlier than termination of service or attainment of age 55, and (ii) the form of payment of any non-elective contributions.

C.    Section 11.1 of the Plan reserves the right to the Compensation and Human Resources Committee to amend the Plan at any time.

AMENDMENTS

1.    The following is added after the last sentence of Section 7.1.b:

    “Further, for Plan Years commencing on or after January 1, 2022, a Participant may alternatively elect for that one or more Plan Year’s Non-Elective Contributions (if any are credited for such Plan Year), plus earnings thereon, be distributed in accordance with Section 7.1.c, in lieu of under this Section.”

2.    The following sentence is added after the last sentence in Section 7.1.c:

    “For amounts deferred on or after January 1, 2022, a Participant may elect in his or her Deferral Agreement for a Plan Year to receive the Non-Elective Contributions, and earnings attributable to such contributions, for the applicable Plan Year (if any) on the later of termination of employment or Early Retirement Age.”

3.    The following is added after the last sentence of Section 7.2C:

    “Effective for Plan Years beginning on and after January 1, 2022, the Participant may make an election as to the form of payment for any Non-Elective
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Exhibit 10.3
Contributions credited to a Participant’s account for a Plan Year. If a Participant fails to make such a distribution election, the form of distribution shall be a lump sum commencing as soon as practicable after the later of the Participant’s Separation from Service (or such later date as may be required under Section 409A of the Code if the Participant is a Specified Employee) or attainment of Normal Retirement Age.

4.    The remainder of the Plan shall remain unchanged.

[Signature Page follows]

Exhibit 10.3
The Company has caused this Amendment to be executed on its behalf, by its officer duly authorized on the first date written above.

                FIRST COMMONWEALTH FINANCIAL CORPORATION

Attest:

/s/ Matthew C. Tomb
By: Matthew C. Tomb
Its: Executive Vice President, Secretary

                            /s/ T. Michael Price
                            By: T. Michael Price
                            Its: President and Chief Executive Officer